Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

AND CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with this Quarterly Report of Business Marketing Services Inc. (the “Company”) on Form 10-Q for the period ending June 30, 2014 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Majken Hummel-Gumaelis, Chief Executive Officer and Principal Accounting Officer of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1.	Such Quarterly Report on Form 10-Q for the period ending June 30, 2014, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in such Quarterly Report on Form 10-Q for the period ending June 30, 2014, fairly presents, in all material respects, the financial condition and results of operations of Business Marketing Services Inc.

Date: August 19, 2014	By:	/s/ Majken Hummel-Gumaelis
Majken Hummel-Gumaelis
Chief Executive Officer, (Principal Executive Officer) Principal Financial and Accounting Officer